EXHIBIT 16.1

SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
2525 15th Street, Suite 3H
Denver, CO 80211
(303) 480-5037     FAX  (303) 480-5038

April 25, 2006

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D.C. 20549

Re:	WT Holdings Corporation (formerly Fortune Entertainment Corporation)

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Fortune Entertainment Corporation. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company’s Form 8-K dated April 25, 2006 captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 25th day of April, 2006.

Sincerely,

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.